Exhibit 32-1

CERTIFICATION

In connection with the annual report of VGTel, Inc. (the “Company”) on Form 10-K for the period ended March 31, 2011, as filed with the Securities and Exchange Commission (the “Report”), Joseph Indovina, Principal Executive Officer, Principal Accounting Officer and  Principal  Financial Officer of the Company, hereby certifies as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herewith) of the United States Code, that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: August 16, 2011
/s/ Joseph Indovina Joseph Indovina Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer